EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-226207, 333-218187, 333-147149, 333-168800, 333-200375, and 333-202027), Forms S-3 (Nos. 333-225448, 333‑180290, 333-202024, and 333-207896), and Forms S-1 (Nos. 333-147339, 333‑149112, 333-197312, 333-259612, 333-268224 and 333-269286), of our reported dated April 15, 2024 included in this Annual Report on Form 10-K of Remark Holdings, Inc. (the “Company”) relating to the consolidated balance sheet of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (which report expresses an unqualified opinion and contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern), for the Company as of December 31, 2023 and 2022.

/s/ Weinberg & Company

Weinberg & Company, P.A.
Los Angeles, CA
April 15, 2024